One Financial Center Boston, MA 02111 617 542 6000 mintz.com

October 22, 2021
NeuroMetrix, Inc.
4b Gill Street
Woburn, MA 01801

Ladies and Gentlemen:
We have acted as counsel to NeuroMetrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:
(i)    common stock, $0.0001 par value per share (the “Common Stock”);
(ii)    preferred stock, $0.001 par value per share (the “Preferred Stock”);
(iii)    warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);
(iv)    rights to purchase Common Stock or Preferred Stock (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and
(v)    units comprised of one or more shares of Common Stock, shares of Preferred Stock, Rights and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).
We have also acted as counsel for the Company in connection with the sales agreement prospectus included in the Registration Statement relating to the issuance and sale of shares of Common Stock having an aggregate offering price of up to $25,000,000 of shares of Common

BOSTON LONDON LOS ANGELES NEW YORK SAN DIEGO SAN FRANCISCO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

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October 22, 2021

Stock (the “Sales Agreement Shares”) under a Sales Agreement, dated October 22, 2021, by and between the Company and Ladenburg Thalmann & Co. Inc. (the “Sales Agreement”).
The Common Stock, the Preferred Stock, the Warrants and the Rights are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $50,000,000. Each share of Common Stock that the Company issues includes a right to purchase Series A Junior Participating Cumulative Preferred Stock, par value $.001 per share (an “Existing Right”), issuable pursuant to the Shareholder Rights Agreement, dated as of March 7, 2007, as amended, between the Company and American Stock Transfer & Trust Company (the “Existing Rights Agreement”). Each share of Common Stock has an attached Existing Right to purchase one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, which Existing Rights are not currently exercisable, on the terms set forth in the Existing Rights Agreement.
In connection with this opinion, we have examined the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Second Amended and Restated By-Laws, as amended (the “By-Laws”), and the Existing Rights Agreement, each as currently in effect; the Sales Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.
In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings that have not yet been completed will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
With respect to our opinion regarding the nature of the Existing Rights as binding obligations of the Company, we (i) express no opinion as to the determination that a court of competent jurisdiction may make regarding whether the Company’s Board of Directors would be required to redeem or terminate, or take other action with respect to the Existing Rights at some

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October 22, 2021

future time based on the facts and circumstances existing at that time; (ii) have assumed that the members of the Company’s Board of Directors have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Existing Rights Agreement; and (iii) have addressed the Existing Rights and the Existing Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Existing Rights Agreement or the Existing Rights issued thereunder would result in invalidating the Existing Rights in their entirety.
Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the United States federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to (i) the qualification of the Securities or the Existing Rights under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be offered and sold from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.
    Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
1.With respect to the Common Stock (other than the Sales Agreement Shares), when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of issuance and sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over

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October 22, 2021

the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock and the Existing Rights will be validly issued, fully paid and nonassessable.
2.With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment

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thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.
4.With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company.
5.With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations

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October 22, 2021

thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company.
6.With respect to the Sales Agreement Shares, such Sales Agreement Shares have been duly authorized for issuance and, when (a) the Registration Statement has become effective under the Securities Act, and (b) the Sales Agreement Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and non-assessable.
The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Warrant Agreement, Rights Agreement and Unit Agreement will be duly authorized, executed, and delivered by the warrant agent, rights agent and unit agent, respectively, thereunder. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect and that the

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October 22, 2021

consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock or Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.